Exhibit 99.1

Xerium Technologies Announces Stockholder Approval of Merger with Andritz

September 6, 2018

YOUNGSVILLE, NC – Xerium Technologies, Inc. (NYSE: XRM) announced that the Company’s stockholders voted at a special meeting held today to approve the previously announced merger agreement with Andritz AG, pursuant to which Xerium would be acquired by Andritz. Approximately 81.9% of the total issued and outstanding shares of Xerium common stock voted to approve the merger, exceeding the required vote of a majority of the issued and outstanding shares, and representing approximately 99.8% of the total votes cast at the special meeting on this proposal.

Mark Staton, Xerium’s Chief Executive Officer said, “Today’s favorable vote clearly supports our view that Andritz’s proposal to acquire Xerium is the best outcome for all of our stockholders. We are also excited for our employee and customer stakeholders who we expect to benefit from the combined enterprise.”

The final voting results will be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. Xerium expects the transaction to close during the fourth quarter of 2018, depending upon remaining regulatory approvals and other customary closing conditions. As previously disclosed, on July 27, 2018, the parties to the transaction received early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties have also received clearance from Austria and Germany to proceed with the merger.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global provider of industrial consumable products and services. Its products and services are consumed during machine operation by its customers. Xerium operates around the world under a variety of brand names, and utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 28 manufacturing facilities in 13 countries around the world, Xerium has approximately 2,850 employees.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that do not relate solely to historical facts and involve risks and uncertainties or predict or describe future events or trends are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Xerium’s future prospects, developments, and business strategies. These statements may be identified by words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which Xerium has no control. These factors, risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to obtain required regulatory clearances or the failure to satisfy any of the other closing conditions to the Merger; potential disruption of management’s attention from Xerium’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability of Xerium to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the economic strength and competitive nature of the geographic markets that Xerium serves; Xerium’s ability to increase manufacturing capacity and productivity; Xerium’s ability to increase selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; and compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act, as well as the other risks detailed from time to time in Xerium’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made, and Xerium does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Contact

Cliff Pietrafitta

Chief Financial Officer

Investor relations line: 919-526-1444